SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Medley Capital Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MEDLEY CAPITAL CORPORATION
375 Park Avenue, 33rd Floor
New York, New York 10152
(212) 759-0777

January 3, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the “Meeting”) of Medley Capital Corporation (the “Company” or “Medley Capital”) to be held on February 17, 2012 at 10:00 a.m., Eastern Time. You will be able to attend the Meeting, vote and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/MCC2012. Prior to the Meeting, you will be able to vote electronically at www.proxyvote.com.

The Notice of Annual Meeting and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to: (i) elect two directors of the Company; (ii) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012; (iii) approve a proposal to authorize the Company, with the approval of its board of directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock, at a price below, but no more than 20% below, its then current net asset value); (iv) approve a proposal to authorize the Company to issue securities to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings, subject to certain conditions as set forth in the proxy statement; and (v) to transact such other business that may properly come before the meeting. Details of the business to be conducted at the Meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. I will be available to respond to stockholders’ questions.

It is important that your shares be represented at the Meeting. If you are unable to attend the Meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card.

We look forward to seeing you at the Meeting. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,

/s/ Brook Taube
Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on February 17, 2012.

Our Proxy Statement and Annual Report on Form 10-K for the year ended September 30, 2011 are available on the Internet through our website at http://www.medleycapitalcorp.com.

The following information applicable to the Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting in person.

MEDLEY CAPITAL CORPORATION
375 Park Avenue, 33rd Floor
New York, New York 10152
(212) 759-0777

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
To be Held on
February 17, 2012, 10:00 a.m., Eastern time

To the Stockholders of Medley Capital Corporation:

The 2012 Annual Meeting of Stockholders (the “Meeting”) of Medley Capital Corporation (the “Company”) will be held on Friday, February 17, 2012, at 10:00 a.m., Eastern Time. You can attend the Meeting online, vote your shares electronically and submit questions during the Meeting, by visiting www.virtualshareholdermeeting.com/MCC2012. You must have your 12-Digit Control Number in order to access the Meeting. The Meeting will be held for the following purposes:

1.      The election of  two directors of the Company, to serve for a term of three years, or until his or her successor is duly elected and qualified;

2.      A proposal to ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012;

3.      A proposal to authorize the Company, with the approval of its board of directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock, at a price below, but no more than 20% below, its then current net asset value);

4.      A proposal to authorize the Company to issue securities to, subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings, subject to certain conditions as set forth in the proxy statement; and

5.      To transact such other business as may properly come before the Meeting.

You have the right to receive notice of and to vote at the Meeting if you were a stockholder of record at the close of business on December 23, 2011. If you are unable to attend, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided or vote by telephone or through the Internet. Please refer to the voting instructions provided on your proxy card. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. Thank you for your support of Medley Capital Corporation.

By order of the Board of Directors,

/s/ Brook Taube
Chairman of the Board

New York, New York
January 3, 2012

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed self-addressed envelope or vote by telephone or through the Internet. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person if you wish to change your vote.

MEDLEY CAPITAL CORPORATION
375 Park Avenue, 33rd Floor
New York, New York 10152
(212) 759-0777

PROXY STATEMENT
2012 Annual Meeting of Stockholders
To Be Held on February 17, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Medley Capital Corporation (the “Company,” “Medley Capital,” “we,” “us,” or “our”) for use at the Company’s 2012 Annual Meeting of Stockholders (the “Meeting”) held on Friday, February 17, 2012, at 10:00 a.m., Eastern Time. You can attend the Meeting online, vote your shares electronically and submit questions during the Meeting, by visiting www.virtualshareholdermeeting.com/MCC2012, and at any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report for the fiscal year ended September 30, 2011, are first being sent to stockholders on or about January 6, 2012.

We encourage you to vote your shares, either by voting at the Meeting online or by granting a proxy (i.e., authorizing someone to vote your shares).If you properly sign and date the accompanying proxy card or vote by telephone or through the Internet, and the Company receives it in time for voting at the Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Meeting. Please send your notification to Medley Capital Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, and submit a properly executed, later-dated proxy or vote in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

Stockholders of record may also vote via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or by telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1.      To elect two directors of the Company, each to serve for a term of three years, or until his or her successor is duly elected and qualified;

2.      To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012;

3.      To approve Company authorization, with the approval of its board of directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock, at a price below, but no more than 20% below, its then current net asset value);

4.      To approve Company authorization to issue securities to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings, subject to certain conditions as set forth in the proxy statement; and

5.      To transact such other business as may properly come before the Meeting.

Record Date and Voting Securities

The record date for the Meeting is the close of business on December 23, 2011 (the “Record Date”). You may cast one vote for each share of common stock that you owned as of the Record Date. There were 17,320,468 shares of the Company’s common stock outstanding on the Record Date.

Quorum Required

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, online or by proxy, of the holders entitled to cast a majority of the shares of common stock of the Company entitled to be cast on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes. However, abstentions and Broker Non-Votes are not counted as votes cast.

If a quorum is not present at the Meeting, the stockholders who are represented may adjourn the Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Vote Required

Election of Directors. The election of a director requires the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a nominee, your shares will not be voted with respect to the person indicated. Abstentions and Broker Non-Votes will have the same effect as votes against this proposal.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker will be permitted to vote your shares for this proposal.

Approval to Authorize the Company to Sell Shares of its Common Stock at a Price or Prices Below the Company’s then Current Net Asset Value Per Share in One or More Offerings, Subject to Certain Conditions as Set Forth in the Proxy Statement (Including, Without Limitation, that the Number of Shares Issued Does Not Exceed 25% of the Company’s then Outstanding Common Stock, At a Price Below, but no more than 20% Below, its then Current Net Asset Value). The affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Meeting that are not held by affiliated persons of the Company is required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and Broker Non-Votes will have the effect of a vote against this proposal.

Approval to Authorize us to issue Securities to Subscribe to, Convert to or Purchase Common Stock. The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to approve this proposal. Abstentions and Broker Non-Votes will have the effect of a vote against this proposal.

Additional Solicitation. If there are not enough votes to approve any proposals at the Meeting, the stockholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by directors, officers or employees of the Company and/or officers or employees of MCC Advisors, LLC (“MCC Advisors”), the Company’s investment adviser and administrator. MCC Advisors is located at 375 Park Avenue, 33rd Floor, New York, New York 10152. No additional compensation will be paid to directors, officers or regular employees of the Company or MCC Advisors for such services.

Stockholders may also provide their voting instructions by telephone or through the Internet. These options require stockholders to input the Control Number which is located on each proxy card. After inputting this number, stockholders will be prompted to provide their voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Stockholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.

If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the stockholder may still submit the proxy card originally sent with this Proxy Statement or attend in person.

Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power and has the same address as the Company. The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act. Unless otherwise indicated, the address of all executive officers and directors is c/o Medley Capital Corporation, 375 Park Avenue, 33rd Floor, New York, New York 10152.

	Number of Shares	Percentage
Name and Address of Beneficial Owner	Owned Beneficially(1)	of Class(2)
Interested Directors
Andrew Fentress	128,000	* %
Brook Taube	130,000	* %
Seth Taube	145,000	* %
Independent Directors(3)
Arthur S. Ainsberg	—	0.00%
Richard A. Dorfman	—	0.00%
Karin Hirtler-Garvey	3,000	* %
John E. Mack	—	0.00%
Executive Officers
Richard T. Allorto, Jr.	—	0.00%

All executive officers and directors as a group (8 persons)	406,000	2.34%

*	Represents less than one percent.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Assumes no other purchases or sales of our common stock since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with respect to the present intent of the beneficial owners of our common stock listed in this table.

(2)	Based on a total of 17,320,468 shares of the Company’s common stock issued and outstanding on the Record Date.

(3)
Attributes beneficial ownership of the shares of common stock owned by affiliates of MCC Advisors to Andrew Fentress, Brook Taube and Seth Taube, who exercise dispositive power with respect to such shares.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors
Andrew Fentress	$1,000,000 or over $1,000,000
Brook Taube	$1,000,000 or over $1,000,000
Seth Taube	$1,000,000 or over $1,000,000
Independent Directors
Arthur S. Ainsberg	none
Richard A. Dorfman	none
Karin Hirtler-Garvey	$10,001 - $50,000
John E. Mack	none

(1)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,000-$500,000, $500,001-$1,000,000 or over $1,000,000.

(2)
The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $10.25 on the Record Date on the New York Stock Exchange. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

PROPOSAL I: ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our board of directors. Pursuant to our charter and bylaws, the board of directors is divided into three classes, designated Class I, Class II, and Class III. At the Meeting, Class I directors shall be elected for a three-year term. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected or until his successor is duly elected and qualified.

Mr. Fentress has been nominated for re-election for a three year term expiring in 2015.  Mr. Dorfman has been nominated for re-election for a three year term expiring in 2015.  The board of directors nominated Mr. Dorfman to stand for election as an independent director of the Company after Mr. Louis Burnett advised the Company on December 28, 2011 that he would not be standing for re-election when his current term expires at the Meeting. If elected, Mr. Dorfman will serve on the Company’s Audit Committee and Compensation Committee. Each of Messrs. Fentress and Dorfman are not being proposed for election pursuant to any agreement or understanding between either of them and the Company.

Required Vote

A stockholder can vote for or withhold his or her vote from each nominee. If a stockholder withholds his or her vote for a nominee, such shares will not be voted with respect to the nominee indicated.  If either nominee should decline or be unable to serve as a director, it is intended that the proxy will vote for the election of such person as is nominated by the board of directors as a replacement. The board of directors has no reason to believe that either of the persons named below will be unable or unwilling to serve.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Nominees and Directors

As described below under “Committees of the Board of Directors—Nominating and Corporate Governance Committee,” the board of directors has identified certain desired attributes for director nominees. Each of our directors and each director nominee has demonstrated high character and integrity, superior credentials and recognition in his respective field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors and each director nominee also has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the board of directors and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole. Our directors and the director nominees have been selected such that the board of directors represents a range of backgrounds and experience.

Certain information, as of the Record Date, with respect to the nominees for election at the Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of Medley Capital, in light of Medley Capital’s business and structure.

Nominees for Director

Mr. Fentress  is an “interested person” of the Company as defined in the 1940 Act due to his position as a Managing Partner of MCC Advisors and Senior Portfolio Manager of the private investment funds managed by Medley Capital LLC, associated investment funds and their respective affiliates (“Medley”). Mr. Dorfman is not an “interested person” of the Company as defined in the 1940 Act.

Nominees for Class I Directors—Term Expiring 2012

Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years(2)
Interested Director

Andrew Fentress, 41	Director	Class I Director since 2011; Term expires 2012.	Managing Partner of MCC Advisors and Senior Portfolio Manager of the private investment funds managed by Medley; previously, a Partner at CN Opportunity Fund from 2003-2005.	None.

Mr. Fentress has been the Managing Partner of our investment adviser, MCC Advisors, since inception and Senior Portfolio Manager of the private investment funds managed by Medley since 2007. Through his depth of experience in managerial positions in investment management, leveraged finance and financial services, as well as his intimate knowledge of the business and operations of MCC Advisors and the private investment funds managed by Medley, Mr. Fentress brings valuable industry-specific knowledge and expertise. Mr. Fentress’ previous service on the Company’s board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies. Mr. Fentress’ positions as Managing Partner of MCC Advisor and member of its Investment Committee provides the board of directors with a direct line of communication to, and direct knowledge of the operations of, the Company and MCC Advisors, respectively.

Independent Director
Richard A. Dorfman, 66	Director	New Director	Managing Director of Securities Industry and Financial Markets Association (SIFMA); and President and CEO of Federal Home Loan Bank of Atlanta from 2007-2010	Director, Atlanta Symphony Orchestra

Mr. Dorfman has extensive experience in the financial services industry and a deep understanding of state, federal, global regulatory and compliance issues. Mr. Dorfman was the president and CEO of the second largest Federal Home Loan Bank. Through his depth of experience, knowledge and leadership positions, Mr. Dorfman brings to the Board of Directors a valuable perspective.

Current Directors—Not up for Election at the Meeting

Interested Directors

Mr. Brook Taube is an “interested person” of the Company as defined in the 1940 Act due to his position as Chief Executive Officer of the Company and Managing Partner of our investment adviser, MCC Advisors.  Mr. Seth Taube is also an “interested person” of the Company as defined in the 1940 Act due to his position as Managing Partner of MCC Advisors, the Company’s investment adviser.  Messrs. Brook Taube and Seth Taube are also Senior Portfolio Manager’s of the private investment funds managed by Medley. In addition to serving on our board of directors, Mr. Brook Taube currently serves on the board of the New Amsterdam Symphony Orchestra. In addition to serving on our board of directors Mr. Seth Taube currently serves on the board of Proactive Northern Container, Advanced Data Centers, Bennu Glass and Sierra Income Corporation. Mr. Taube’s intimate knowledge of the business and operations of MCC Advisors, extensive familiarity with the financial industry and the investment management process in particular, and experience as a director of another company not only gives the board of directors valuable insight but also positions him well to continue to serve as the Chairman of our board of directors.  Mr. Taube’s positions as Chief Executive Officer of the Company, Managing Partner of MCC Advisors and member of its Investment Committee provides the board with a direct line of communication to, and direct knowledge of the operations of, the Company and MCC Advisors, respectively. Mr. Seth Taube’s positions as Managing Partner of MCC Advisors and member of its Investment Committee provides the board of directors with a direct line of communication to, valuable insight of an experienced financial manager and direct knowledge of the operations of, the Company and its MCC Advisors, respectively.

Class II Directors—Term Expiring 2013

Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Interested Director

Seth Taube, 41	Director	Class II Director since 2011; Term expires 2013.	Managing Partner of MCC Advisors and Senior Portfolio Manager of the private investment funds managed by Medley; previously, a Partner at CN Opportunity Fund.	Director of Proactive Northern Container, Advanced Data Centers, Bennu Glass and Sierra Income Corporation.

Mr. Seth Taube has been a Managing Partner of our investment adviser, MCC Advisors, since inception and Senior Portfolio Manager of the private investment funds managed by Medley since 2007. Through his depth of experience in managerial positions in investment management, leveraged finance and financial services, as well as his intimate knowledge of the business and operations of MCC Advisors and the private investment funds managed by Medley, Mr. Taube brings extensive knowledge of private equity and investment banking. Mr. Taube’s previous service on the Company’s board also provides him with a specific understanding of our Company, its operations, and the business and regulatory issues facing business development companies. Mr. Taube’s positions as Managing Partner of MCC Advisors and member of its Investment Committee provides the board of directors with a direct line of communication to, valuable insight of an experienced financial manager and direct knowledge of the operations of, the Company and its MCC Advisors, respectively.

Independent Director
Arthur S. Ainsberg, 64	Director	Class II Director, since 2011; Term expires 2013.	Chief Operating Officer of Lehman Brothers Inc. in Liquidation from 2009-2011; Independent Consultant, Morgan & Stanley & Co. from 2003-2009.	Director, Nomura Securities, Inc. and National Financial Partners Group.

Mr. Ainsberg has been an Independent Research Consultant for Morgan Stanley & Co. since December 2003 and is responsible for selecting and monitoring the providers of independent research for the clients of Morgan Stanley. From August 2009 to June 2011, Mr. Ainsberg served as Chief Operating Officer of Lehman Brothers Inc. in liquidation. Mr. Ainsberg served as Chief Operating Officer at two investment partnerships, Brahman Capital Corp. from 1996 to 2000 and Bessent Capital Corp. during 2001. He served as Chairman of the New York State Board for Public Accountancy from 1999 to 2000. He has been a Director of National Financial Partners Corp. since July 2003. Mr. Ainsberg has been Director of Nomura Securities Co. since 1996 and Medley Capital Corporation since November 21, 2011. Mr. Arthur S. Ainsberg has extensive experience in the financial services industry and a deep understanding of public and financial  accounting matters for financial services companies.  He also brings to the Board of Directors a valuable perspective from his experience as a board member of a large U.S. broker-dealer.

Class III Directors—Term Expiring 2014

Name, Address and Age(1)	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Interested Director

Brook Taube, 41	Director; Chairman of the Board and Chief Executive Officer	Class III Director since 2011; Term expires 2014.
Chairman of the Board, and Chief Executive Officer of Medley Capital Corporation since 2011; Managing Partner of MCC Advisors and Senior Portfolio Manager of Medley; previously, a Partner at CN Opportunity Fund.
Director of New Amsterdam Symphony Orchestra and Sierra Income Corporation.

Mr. Brook Taube has been our Chief Executive Officer and the Chairman of our board of directors since inception. He is also the Managing Partner of our investment adviser, MCC Advisors, and Senior Portfolio Manager of Medley. In addition to serving on our board of directors, Mr. Taube currently serves on the board of the New Amsterdam Symphony Orchestra. Mr. Taube’s intimate knowledge of the business and operations of MCC Advisors, extensive familiarity with the financial industry and the investment management process in particular, and experience as a director of another company not only gives the board of directors valuable insight but also positions him well to continue to serve as the Chairman of our board of directors.  Mr. Taube’s positions as Chief Executive Officer of the Company, Managing Partner of MCC Advisors and member of its Investment Committee provides the board with a direct line of communication to, and direct knowledge of the operations of, the Company and MCC Advisors, respectively.

Independent Director

Karin Hirtler-Garvey, 55	Director	Class III Director since 2011; Term expires 2014.	Chief Risk Officer of Ally Financial Services (formerly GMAC) since 2009-Dec. 1, 2011; Previously, a principal at a real estate development venture.	Director of Aeropostale Inc. and Western World Insurance. Former Member and Director of Residential Capital LLC. Director of USAA Bank.

Ms. Hirtler-Garvey is the Chief Risk Executive for GMAC Financial Services, since May 2009. From March 2005 to December 2008, Ms. Hirtler-Garvey was a principal in a start-up real estate development venture. Prior to that, Ms. Hirtler-Garvey was Chief Operating Officer, Global Markets for Bank of America (formerly NationsBank). Prior to becoming Chief Operating Offcier, Ms. Hirtler-Garvey held the position of President of Trust and Credit Banking Products. From June 2001 to March 2004, Ms. Hirtler-Garvey held the position of Chief Financial Officer/Chief Operating Officer for the wealth and investment management division. Ms. Hirtler-Garvey has been a member of our board of directors since inception. Ms. Hirtler-Garvey has extensive experience in finance, accounting, risk management and provides valuable insight to the board of directors on regulatory, finance, accounting and risk management issues. In addition, her tenure in the financial services industry and service as a director of both public and private companies provide industry-specific knowledge and expertise to the board of directors.

Independent Director

John E. Mack, 64	Director	Class III Director since 2011; Term expires 2014.	Previously, Senior Managing Executive Officer and Chief Financial Officer of Shinsei Bank of Tokyo.
Vice-Chairman and Director, Islandsbanki hf.;  Director and Audit Committee Chairman, Flowers National Bank; Director of Incapital Holdings, LLC; Director, Wilson SolarPower; Former Director, HBOS and Strategic Solutions, Inc.

Mr. John E. Mack has over 30 years of international banking, financial business management and mergers and acquisitions experience. From November 2002 through September 2005, Mr. Mack served as Senior Managing Executive Officer and Chief Financial Officer of Shinsei Bank, Limited of Tokyo, Japan. Prior to joining Shinsei Bank and for more than twenty-five years, Mr. Mack served in senior management positions at Bank of America and its predecessor companies, including twelve years as Corporate Treasurer.  Mr. Mack has served in senior management positions at large financial institutions and has extensive experience in finance, accounting and regulatory issues.  In addition, his tenure in the financial services industry and service as a director of both public and private companies provide industry-specific knowledge and expertise to the board of directors.

(1)	The business address of the director nominees and other directors and executive officers is c/o Medley Capital Corporation, 375 Park Avenue, 33rd Floor, New York, New York 10152.

Information about Executive Officers Who Are Not Directors

The following information, as of the Record Date, pertains to our executive officers who are not directors of the Company.

Name, Address, and Age (1)	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years
Richard T. Allorto, Jr., 40	Chief Financial Officer, Chief Compliance Officer, and Secretary	Chief Financial Officer since 2010 and Chief Financial Officer of MCC Advisors; Chief Financial Officer at GSC Investment Corp. from 2007 to 2010.

(1)	The business address of the executive officers is c/o Medley Capital Corporation, 375 Park Avenue, 33rd Floor, New York, New York 10152.

Director Independence

In accordance with rules of the New York Stock Exchange (“NYSE”), our board of directors annually determines each director’s independence. We do not consider a director independent unless the board of directors has determined that he or she has no material relationship with us. We monitor the relationships of our directors and officers through the activities of our Nominating and Corporate Governance Committee and through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

Our governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the board of directors, the Chairman of the Nominating and Corporate Governance Committee of any change in circumstance that may cause his or her status as an independent director to change. The board of directors limits membership on the Audit Committee and the Nominating and Corporate Governance Committee to independent directors.

In order to evaluate the materiality of any such relationship, the board uses the definition of director independence set forth in the NYSE Listed Company Manual. Section 303A.00 of the NYSE Listed Company Manual provides that business development companies, or BDCs, such as the Company, are required to comply with all of the provisions of Section 303A applicable to domestic issuers other than Sections 303A.02, the section that defines director independence. Section 303A.00 provides that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.

The board of directors has determined that each of the directors and nominees is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Brook Taube, Seth Taube and Andrew Fentress.  Messrs. Brook Taube, Seth Taube and Andrew Fentress are interested persons of the Company due to their positions as members of management.

Board Leadership Structure

Our board of directors monitors and performs an oversight role with respect to the business and affairs of Medley Capital, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to Medley Capital. Among other things, our board of directors approves the appointment of our investment adviser and officers, reviews and monitors the services and activities performed by our investment adviser and executive officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Under Medley Capital’s bylaws, our board of directors may designate a Chairman to preside over the meetings of the board of directors and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the board of directors. We do not have a fixed policy as to whether the Chairman of the board of directors should be an independent director and believe that we should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of Medley Capital and its stockholders at such times.

Presently, Mr. Brook Taube serves as the Chairman of our board of directors. Mr. Brook Taube is an “interested person” of Medley Capital as defined in Section 2(a)(19) of the 1940 Act because he is Chief Executive Officer of Medley Capital, serves on the Investment Committee of our investment adviser and is the Managing Member of our investment adviser. We believe that Mr. Taube’s history with Medley, familiarity with its investment platform, and extensive knowledge of the financial services industry qualify him to serve as the Chairman of our board of directors. We believe that Medley Capital is best served through this existing leadership structure, as Mr. Taube’s relationship with Medley Capital’s investment adviser provides an effective bridge and encourages an open dialogue between management and the board of directors, ensuring that both groups act with a common purpose.

Our board of directors does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the board of directors, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of the Audit Committee and the Nominating and Corporate Governance Committee comprised solely of independent directors and the appointment of a Chief Compliance Officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

We recognize that different board leadership structures are appropriate for companies in different situations. We re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet Medley Capital’s needs.

Board of Directors Role In Risk Oversight

Our board of directors performs its risk oversight function primarily through (a) its two standing committees, which report to the entire board of directors and are comprised solely of independent directors, and (b) active monitoring of our Chief Compliance Officer and our compliance policies and procedures.

As described below in more detail under “Committees of the Board of Directors,” the Audit Committee and the Nominating and Corporate Governance Committee assist the board of directors in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing Medley Capital’s accounting and financial reporting processes, Medley Capital’s systems of internal controls regarding finance and accounting, and audits of Medley Capital’s financial statements. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board of directors and our management.

Our board of directors also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. Every quarter, the board of directors reviews a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the compliance policies and procedures of Medley Capital and its service providers. The Chief Compliance Officer’s quarterly report addresses the following: (a) the operation of the compliance policies and procedures of Medley Capital and its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s quarterly review; and (d) any compliance matter that has occurred since the date of the last report about which the board of directors would reasonably need to know to oversee our compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors at least once each year.

We believe that our board of directors role in risk oversight is effective, and appropriate given the extensive regulation to which we are already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 200% immediately after each time we incur indebtedness, we generally have to invest at least 70% of our total assets in “qualifying assets” and we are not generally permitted to invest in any portfolio company in which one of our affiliates currently has an investment.

We recognize that different board roles in risk oversight are appropriate for companies in different situations. We re-examine the manners in which the board of directors administers its oversight function on an ongoing basis to ensure that it continues to meet Medley Capital’s needs.

Committees of the Board of Directors

An Audit Committee and a Nominating and Corporate Governance Committee have been established by our board of directors. During the fiscal year of 2011, our board of directors held five board meetings, two Audit Committee meetings, and one Nominating and Corporate Governance Committee meetings. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the respective committees on which they serve. We require each director to make a diligent effort to attend all board and committee meetings as well as each annual meeting of our stockholders.

Audit Committee. The Audit Committee operates pursuant to a charter approved by our board of directors, a copy of which is available on our website at http://www.medleycapitalcorp.com. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include selecting the independent registered public accounting firm for the Company, reviewing with such independent registered public accounting firm the planning, scope and results of its audit of the Company’s financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing the Company’s annual financial statements and periodic filings and receiving the Company’s audit reports and financial statements. The Audit Committee also establishes guidelines and makes recommendations to our board of directors regarding the valuation of our investments. The Audit Committee is responsible for aiding our board of directors in determining the fair value of debt and equity securities that are not publicly traded or for which current market values are not readily available. The board of directors and the Audit Committee utilize the services of nationally recognized third-party valuation firms to help determine the fair value of these securities. The Audit Committee is currently composed of Messrs. John E. Mack, Arthur S. Ainsberg and Ms. Karin Hirtler-Garvey.  All of them are considered independent under the rules of the NYSE corporate governance listing standards and are not “interested persons” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Mack serves as Chairman of the Audit Committee. Our board of directors has determined that Mr. Mack is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Mr. Mack meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our board of directors, a copy of which is available on our website at http://www.medleycapitalcorp.com. The members of the Nominating and Corporate Governance Committee are Mr. Arthur Ainsberg and Ms. Karin Hirtler-Garvey.  All members of the Nominating and Corporate Governance Committee are considered independent under the rules of the NYSE and are not “interested persons” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Ainsberg serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board of directors or a committee thereof, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and our management. The Nominating and Corporate Governance Committee currently does not consider nominees recommended by our stockholders.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the board of directors, the Company and its stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to the affairs of the Company;

•	are able to work with the other members of the board of directors and contribute to the success of the Company;

•	can represent the long-term interests of the Company’s stockholders as a whole; and

•	are selected such that with the other members of the board of directors represent a range of backgrounds and experience.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the board of directors as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the board of directors, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a board of directors that best serves the needs of Medley Capital and the interest of its shareholders.

Compensation Committee. The Compensation Committee operates pursuant to a charter approved by our board of directors, a copy of which is available on our website at http://www.medleycapitalcorp.com.  The Compensation Committee is responsible for reviewing and approving the reimbursement by the Company of the compensation of the Company’s Chief Financial Officer and his staff, and the staff of the Company’s Chief Compliance Officer. The current members of the Compensation Committee are Ms. Karin Hirtler-Garvey and Mr. John E. Mack, each of whom is not an interested person of us for purposes of the 1940 Act and is independent for purposes of the NYSE corporate governance listing standards. Ms. Karin Hirtler-Garvey serves as the Chairman of the Compensation Committee. As discussed below, none of our executive officers are compensated by the Company. The Compensation Committee met zero times during the 2011 fiscal year.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company’s investor relations department. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s board of directors by sending their communications to Investor Relations, c/o Medley Capital Corporation 375 Park Avenue, 33rd Floor, New York, New York 10152. All stockholder communications received in this manner will be delivered to one or more members of the board of directors.

Code of Ethics

The Company has adopted a Code of Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and our Chief Financial Officer, as well as every officer, director, employee and access person (as defined within the Company’s Code of Ethics) of the Company. The Company’s Code of Ethics can be accessed via our website at http://www.medleycapitalcorp.com. The Company intends to disclose any amendments to or waivers from any required provision of the Code of Ethics on Form 8-K.

Compensation of Directors

The following table sets forth compensation of the Company’s directors, for the year ended September 30, 2011.

	Fees Earned or	Stock	All Other
Name	Paid in Cash(1)	Awards(2)	Compensation	Total
Interested Directors
Andrew Fentress	—	—	—	—
Brook Taube	—	—	—	—
Seth Taube

Independent Directors
Arthur S. Ainsberg	—	—	—	—
Richard A. Dorfman	—	—	—	—
Karin Hirtler-Garvey	$92,890	—	—	$92,890
John E. Mack	$102,983	—	—	$102,983

(1)	For a discussion of the independent directors’ compensation, see below.

(2)
We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors. However, our independent directors have the option to receive all or a portion of the directors’ fees to which they would otherwise be entitled in the form of shares of our common stock issued at a price per share equal to the greater of our then current net asset value per share or the market price at the time of payment. No shares were issued to any of our independent directors in lieu of cash during 2011.

As compensation for serving on our board of directors, each independent director receives an annual fee of $35,000. Independent directors also receive $7,500 ($1,500 for telephonic attendance) plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and receive $2,500 ($1,500 for telephonic attendance) plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the Chairman of the Audit Committee receives an annual fee of $25,000 and each chairperson of any other committee receives an annual fee of $10,000 and other members of the Audit Committee and any other standing committee receive an annual fee of $12,500 and $6,000, respectively, for their additional services in these capacities. In addition, we purchase directors’ and officers’ liability insurance on behalf of our directors and officers.

Our independent directors also have the option to receive all or a portion of the directors’ fees to which they would otherwise be entitled in the form of shares of our common stock issued at a price per share equal to the greater of our then current net asset value per share or the market price at the time of payment. No shares were issued to any of our independent directors in lieu of cash during 2011. In addition, no compensation was paid to directors who are “interested persons” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act.

Compensation of Executive Officers

None of our officers will receive direct compensation from us. The compensation of our Chief Financial Officer and Chief Compliance Officer is paid by our administrator, subject to reimbursement by the Company of an allocable portion of such compensation for services rendered by him or her to us.

Indemnification Agreements

We have entered into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Delaware law and the 1940 Act. Each indemnification agreement provides that Medley Capital shall indemnify the director who is a party to the agreement (an “Indemnitee”), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, to the maximum extent permitted by Delaware law and the 1940 Act.

Certain Relationships and Transactions with Related Persons

We have entered into an Investment Advisory and Management Agreement with MCC Advisors, our investment adviser. Mr. Brook Taube, our Chairman and Chief Executive Officer, is a Managing Partner of, and has financial and controlling interests in, MCC Advisors.  In addition, Messrs. Seth Taube and Andrew Fentress, members of our board of directors, and Mr. Richard T. Allorto, Jr., our Chief Financial Officer, serve as Managing Partner’s and Chief Financial Officer, respectively, for MCC Advisors.  Messrs. Seth Taube and Andrew Fentress also have financial interests in MCC Advisors.

MCC Advisors and its affiliates may also manage other funds in the future that may have investment mandates that are similar, in whole or in part, with ours.  MCC Advisors also focuses on investing primarily in senior secured loans, including first lien, unitranche and second lien debt instruments.  In addition, Messrs. Brook Taube, Seth Taube, Andrew Fentress and Richard T. Allorto, Jr. serve in similar capacities as officers or directors of MCC Advisors.  MCC Advisors and its affiliates may determine that an investment is appropriate for us and for one or more of its affiliated funds.  In such event, depending on the availability of such investment and other appropriate factors, MCC Advisors or its affiliates may determine that we should co-invest with one or more other funds.  Any such investments will be made only to the extent permitted by applicable law and interpretive positions of the SEC and its staff, and consistent with the allocation procedures of MCC Advisors.

We have entered into a License Agreement with Medley Capital LLC, pursuant to which Medley Capital LLC has agreed to grant us a non-exclusive, royalty-free license to use the name “Medley.”  In addition, pursuant to the terms of an Administration Agreement, MCC Advisors provides us with the office facilities and administrative services necessary to conduct our day-to-day operations.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely on a review of the copies of such reports and written representations delivered to the Company by such persons, we believe that there were no violations of Section 16(a) by such persons during the year ended September 30, 2011.

PROPOSAL II: RATIFICATION OF APPOINTMENT
OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE 2012 FISCAL YEAR

The Audit Committee and the independent directors of the board of directors have appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012, subject to ratification or rejection by the stockholders of the Company.

Ernst & Young LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

The following table (in thousands) displays fees for professional services by Ernst & Young LLP for the fiscal year ended September 30, 2011.

Fiscal Year Ended
September 30, 2011
Audit Fees	$222,500
Audit-Related Fees	0
Tax Fees	25,000
All Other Fees	0

Total Fees:	$247,500

Audit Fees: Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and quarterly reviews and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings.

Audit-Related Fees: Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Services Fees: Tax services fees consist of fees billed for professional tax services. These services also include assistance regarding federal, state, and local tax compliance.

All Other Fees: Other fees would include fees for products and services other than the services reported above.

Audit Committee Report

The Audit Committee operates under a written charter adopted by our board of directors. The Audit Committee is currently composed of Messrs. John E. Mack, Arthur S. Ainsberg and Ms. Karin Hirtler-Garvey.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), and expressing an opinion on the conformity of GAAP. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Review with Management

The Audit Committee has reviewed, and discussed with management, the Company’s audited financial statements.  Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included results of Ernst & Young LLP’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee concluded that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also discussed with Ernst & Young LLP matters relating to Ernst & Young LLP’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 114 (Auditor’s Communication With Those Charged With Governance). In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company, as well as the matters in the written disclosures received from Ernst & Young LLP and required by Public Company Accounting Oversight Board Rule 3520 (Auditor Independence). The Audit Committee received a letter from Ernst & Young LLP confirming its independence and discussed it with them. The Audit Committee discussed and reviewed with Ernst & Young LLP the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of Ernst & Young LLP’s audits and all fees paid to Ernst & Young LLP during the fiscal year. The Audit Committee has adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by Ernst & Young LLP for the Company. The Audit Committee has reviewed and considered the compatibility of Ernst & Young LLP’s performance of non-audit services with the maintenance of Ernst & Young LLP’s independence as the Company’s independent registered public accounting firm.

Conclusion

Based on the Audit Committee’s review and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee’s review of the Company’s audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended September 30, 2011, be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, for filing with the SEC. The Audit Committee also recommended the selection of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the year ending September 30, 2012.

Respectfully Submitted,

The Audit Committee

John E. Mack
Arthur S. Ainsberg
Karin Hirtler-Garvey

Required Vote

The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to approve this proposal. Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending September 30, 2012. Because brokers will have discretionary authority to vote for the ratification of the selection of the Company’s registered independent public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker will be permitted to vote your shares for this proposal.

The material contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2012.

PROPOSAL III: APPROVAL TO AUTHORIZE THE COMPANY, WITH APPROVAL
OF ITS BOARD OF DIRECTORS, TO SELL SHARES OF ITS COMMON STOCK AT A
PRICE OR PRICES BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE
PER SHARE IN ONE OR MORE OFFERINGS.

The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the then current net asset value (“NAV”) per share of such stock, exclusive of sales compensation, unless its stockholders approve such a sale and the Company’s board of directors make certain determinations. Shares of the Company’s common stock have traded at a price both above and below their NAV since they have begun trading on the NYSE.

The Company seeks the approval of its stockholders so that it may, in one or more public or private offerings, sell or otherwise issue shares of its common stock, not exceeding 25% of its then outstanding common stock, at a price below, but no more than 20% below, its then current NAV, subject to additional conditions discussed below.

The Company’s board of directors believe that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the best interests of stockholders. If the Company were unable to access the capital markets as attractive investment opportunities arise, the Company’s ability to grow over time and continue to pay dividends to stockholders could be adversely affected. While the Company has no immediate plans to sell shares of its common stock below NAV, it is seeking stockholder approval now in order to maintain access to the markets if the Company determines it should sell shares of common stock below NAV. Most closed-end funds and BDC’s seek approval for below-NAV issuances annually in order to preserve flexibility and access to capital formation transactions. This is especially important given that market conditions may change quickly and these sales typically must be undertaken quickly. The final terms of any such sale will be determined by the board of directors at the time of sale. Also, because the Company has no immediate plans to sell any shares of its common stock, it is impracticable to describe the transaction or transactions in which such shares of common stock would be sold. Instead, any transaction where the Company sells such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the board of directors at the time of sale. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such sale in accordance with the terms of this proposal. If approved, the authorization would be effective for securities sold during a period beginning on the date of such stockholder approval and expiring on the earlier of the anniversary of the date of the Meeting or the date of the Company’s 2013 Annual Meeting of Stockholders, which is expected to be held in February 2013.

Generally, common stock offerings by BDCs are priced based on the market price of the currently outstanding shares of common stock, less a discount of approximately 5% (which may be higher or lower depending on market conditions). Accordingly, even when shares of the Company’s common stock trade at a market price below NAV, this proposal would permit the Company to offer and sell shares of its common stock in accordance with pricing standards that market conditions generally require, subject to the conditions described below in connection with any offering undertaken pursuant to this proposal. This Proxy Statement is not an offer to sell securities. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

1940 Act Conditions for Sales below NAV

The Company’s ability to issue shares of its common stock at a price below NAV is governed by the 1940 Act. If stockholders approve this proposal, the Company will only sell shares of its common stock at a price below NAV per share if the following conditions are met:

•
a majority of the Company’s directors who are not “interested persons” of the Company as defined in the 1940 Act, and who have no financial interest in the sale, shall have approved the sale and determined that it is in the best interests of the Company and its stockholders; and

•
a majority of such directors, who are not interested persons of the Company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount, which could be substantial.

Board Approval

On December 7, 2011, the Company’s board of directors, including a majority of the non-interested directors who have no financial interest in this proposal, approved this proposal as in the best interests of the Company and its stockholders and is recommending that the Company’s stockholders vote in favor of this proposal to offer and sell shares of the Company’s common stock at prices that may be less than NAV. In evaluating this proposal, the Company’s board of directors, including the non-interested directors, considered and evaluated factors including the following, as discussed more fully below:

•	possible long-term benefits to the Company’s stockholders; and

•	possible dilution to the Company’s NAV.

Prior to approving this proposal, the Company’s board of directors met to consider and evaluate material that our management provided on the merits of the Company possibly raising additional capital and the merits of publicly offering shares of the Company’s common stock at a price below NAV. The Company’s board of directors considered the objectives of a possible offering, the mechanics of an offering, establishing size parameters for an offering, the possible effects of dilution, common stock trading volume, and other matters.  The board of directors evaluated a full range of offering sizes. However, the board of directors has not yet drawn any definite conclusions regarding the size of a contemplated capital raise at this time. In determining whether or not to offer and sell common stock, including below NAV, the Company’s board of directors has a duty to act in the Company’s best interests and its stockholders and must comply with the other requirements of the 1940 Act.

Reasons to Offer Common Stock below NAV

The Company’s board of directors believes that having the flexibility for the Company to sell its common stock below NAV in certain instances is in the Company’s best interests and the best interests of its stockholders. If the Company were unable to access the capital markets when attractive investment opportunities arise, the Company’s ability to grow over time and to continue to pay dividends to stockholders could be adversely affected. In reaching that conclusion, the Company’s board of directors considered the following possible benefits to its stockholders:

Current Market Conditions Have Created Attractive Opportunities

Current market dislocation has created, and the Company believes will continue to create for the foreseeable future, favorable opportunities to invest, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of common stock below NAV. Stockholder approval of this proposal, subject to the conditions detailed above, is expected to provide the Company with the flexibility to invest in such opportunities, even if the Company’s common stock was trading below NAV. The Company believes that current market conditions provide attractive opportunities to deploy capital.

Recent changes in market conditions also had beneficial effects for capital providers, including reduced competition, more favorable pricing of credit risk, more conservative capital structures, and more creditor-friendly contractual terms. Further, although valuations have partially recovered, additional opportunity remains in the secondary market. Accordingly, for firms that continue to have access to capital, the current environment should provide investment opportunities on more favorable terms than were available prior to the recession. The Company’s ability to take advantage of these opportunities will depend upon its continued access to capital.

Greater Investment Opportunities Due to Larger Capital Resources

The Company’s board of directors believes that additional capital raised through an offering of shares of its common stock may help it generate additional deal flow. Based on discussions with management, the Company’s board of directors believes that greater deal flow, which may be achieved with more capital, would enable the Company to be a more significant participant in the private debt and equity markets and to compete more effectively for attractive investment opportunities. Management has represented to the Company’s board of directors that such investment opportunities may be funded with proceeds of an offering of shares of the Company’s common stock. However, management has not identified specific companies in which to invest the proceeds of an offering given that specific investment opportunities will change depending on the timing of an offering, if any.

Higher Market Capitalization and Liquidity May Make the Company’s Common Stock More Attractive to Investors

If the Company issues additional shares, its market capitalization and the amount of its publicly tradable common stock will increase, which may afford all holders of its common stock greater liquidity. A larger market capitalization may make the Company’s stock more attractive to a larger number of investors who have limitations on the size of companies in which they invest. Furthermore, a larger number of shares outstanding may increase the Company’s trading volume, which could decrease the volatility in the secondary market price of its common stock.

Maintenance or Possible Increase of Dividends

A larger and more diversified portfolio could provide the Company with more consistent cash flow, which may support the maintenance and growth of its dividend. The Company generally distributes dividends to its stockholders quarterly and for the year ended September 30, 2011 the Company distributed a total of $0.37 per share of its common stock, reflecting a partial fiscal year. Although management will continue to seek to generate income sufficient to pay the Company’s dividends in the future, the proceeds of future offerings, and the investments thereof, could enable the Company to maintain and possibly grow its dividends, in the future.

Reduced Expenses Per Share

An offering that increases the Company’s total assets may reduce its expenses per share due to the spreading of fixed expenses over a larger asset base. The Company must bear certain fixed expenses, such as certain administrative, governance and compliance costs that do not generally vary based on its size. On a per share basis, these fixed expenses will be reduced when supported by a larger asset base.

Status as a BDC and RIC and Maintaining a Favorable Debt-to-Equity Ratio

As a BDC and a RIC, for tax purposes, the Company is dependent on its ability to raise capital through the sale of common stock. RICs generally must distribute substantially all of their earnings from dividends, interest and short-term gains to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, for the same reason, BDCs, in order to borrow money or issue preferred stock, must maintain a debt to equity ratio of not more than 1:1, which requires the Company to finance its investments with at least as much common equity as debt and preferred stock in the aggregate. Therefore, to continue to build the Company’s investment portfolio, and thereby support maintenance and growth of the Company’s dividends, the Company endeavors to maintain consistent access to capital through the public and private equity markets enabling it to take advantage of investment opportunities as they arise.

Exceeding the required 1:1 debt-to-equity ratio would have severe negative consequences for a BDC, including an inability to pay dividends, possible breaches of debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will exceed the required 1:1 debt-to-equity ratio, the markets the Company operates in and the general economy remain volatile and uncertain. Even though the underlying performance of a particular portfolio company may not indicate impairment or an inability to repay indebtedness in full, the volatility in the debt capital markets may continue to impact the valuations of debt investments negatively and result in further unrealized write-downs of debt investments. Any such asset write-downs, as well as unrealized write-downs based on the underlying performance of the Company’s portfolio companies, if any, will negatively impact its stockholders’ equity and the resulting debt-to-equity ratio. Issuing new equity will improve the Company’s debt-to-equity ratio. In addition to meeting legal requirements applicable to BDCs, having a more favorable debt-to-equity ratio will also generally strengthen the Company’s balance sheet and give it more flexibility in its operations.

Trading History

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that the Company’s shares of common stock will trade at a discount from NAV or at premiums that are unsustainable over the long-term, are separate and distinct from the risk that the Company’s NAV will decrease. Since the Company’s initial public offering on January 20, 2011, its shares of common stock have traded at a discount to the net assets attributable to those shares. It is not possible to predict whether the shares that may be offered pursuant to this proposal will trade at, above, or below NAV. The following table lists the high and low closing sales prices for our common stock, and the closing sales price as a percentage of NAV.

				High Sales	Low Sales
				Price as a	Price as a	Cash
		Price Range		Percentage	Percentage	Distributions
	NAV(1)	High	Low	of NAV(2)	of NAV(2)	Per Share(3)
Fiscal 2011
Fourth Quarter	$12.57	$11.73	$9.65	93.32%	76.77%	$0.25
Third Quarter	12.55	11.61	11.03	97.53%	87.65%	0.21
Second Quarter	12.48	12.50	11.50	100.16%	92.15%	0.16
First Quarter	N/A	N/A	N/A	N/A	N/A	N/A

(1)
NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAV shown are based on outstanding shares at the end of each period.

(2)	Calculated as the respective high or low sales price divided by NAV.

(3)	Represents the cash distribution declared in the specified quarter.

*	Not determinable at the time of filing.

Key Stockholder Considerations

Dilution

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company’s common stock at a price that is less than the NAV per share and the expenses associated with such issuance on the NAV per outstanding share of the Company’s common stock. Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a disproportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. The board of directors of the Company will consider the potential dilutive effect of the issuance of shares at a price below the NAV per share and will consider again such dilutive effect when considering whether to authorize any specific issuance of shares of common stock below NAV.

In addition, stockholders should consider the risk that the approval of this proposal could cause the market price of the Company’s common stock to decline in anticipation of sales of its common stock below NAV, thus causing the Company’s shares to trade at a discount to NAV. The 1940 Act establishes a connection between common share sale price and NAV because, when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares reduces NAV per share. Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering or otherwise to maintain their percentage interest. Further, if current stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their voting power will be diluted.

The precise extent of any such dilution cannot be estimated before the terms of a common stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution in an offering is the amount of net proceeds that we receive from such offering. The Company’s board of directors would expect that the net proceeds to us will be equal to the price that investors pay per share, less the amount of any underwriting discounts and commissions, typically 95% of the market price.

As discussed above, it should be noted that the maximum number of shares issuable below NAV that could result in such dilution is limited to 25% of the Company’s then outstanding common stock.

Examples of Dilutive Effect of the Issuance of Shares Below NAV

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per share, although it is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV).

		Example 1 5% Offering at 5% Discount		Example 1 10% Offering at 10% Discount		Example 1 20% Offering at 20% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to the Public	–	$10.00	–	$9.47	–	$8.42	–
Net Proceeds per Share to Issuer	–	$9.50	–	$9.00	–	$8.00	–

Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%

Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	–	10,000	–	10,000	–
Percentage Held by Stockholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.83%	(16.67)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%
Total Investment by Stockholder A(1)	$100,000	$100,000	–	$100,000	–	$100,000	–
Total Dilution to Stockholder A(2)	–	$(200)	–	$(900)	–	$(3,300)	–
Per Share Amounts
NAV per Share held by Stockholder A	–	$9.98	–	$9.91	–	$9.67	–
Investment per Share held by Stockholder A(3)	$10.00	$10.00	–	$10.00	–	$10.00	–
Dilution per Share held by Stockholder A(4)	–	$(0.02)	–	$(0.09)	–	$(0.33)	–
Percentage Dilution to Stockholder A(5)	–	–	(0.20)%	–	(0.90)%	–	(3.30)%

(1)	Assumed to be $10.00 per Share.

(2)	Represents total NAV less total investment.

(3)	Assumed to be $10.00 per Share on Shares held prior to sale.

(4)	Represents NAV per Share less Investment per Share.

(5)	Represents Dilution per Share divided by Investment per Share.

Other Considerations

If stockholders approve this proposal, the Company will be permitted to sell shares of its common stock at a price below, but no more than 20% below, NAV per share which NAV shall be determined, in accordance with the 1940 act as of the time within 48 hours, excluding Sundays and holidays next proceeding the time of such determination only if we obtain the required vote.

In reaching its recommendation to the Stockholders to approve this proposal, the board of directors considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional shares of our common stock will increase the management fees that we pay to MCC Advisors as such fees are partially based on the amount of our gross assets. The board of directors, including a majority of the non-interested directors who have no financial interest in this proposal, concluded that the benefits to the stockholders from increasing our capital base outweighed any detriment from increased management fees, especially considering that the management fees would increase regardless of whether we offer shares of common stock below NAV or above NAV. The Board also considered the effect of the following factors:

•	the costs and benefits of a common stock offering below NAV compared to other possible means for raising capital or concluding not to raise capital;

•	the size of a common stock offering in relation to the number of shares outstanding;

•	the general condition of the securities markets; and

•	any impact on operating expenses associated with an increase in capital.

Potential Investors

The Company has not yet solicited any potential buyers of the shares that it may elect to issue in any future offering in order to comply with the federal securities laws. No shares are earmarked for management or other affiliated persons of the Company. However, members of management and other affiliated persons may participate in a common stock offering on the same terms as others.

Required Vote

Approval of this proposal requires the affirmative vote of (1) a majority of the outstanding voting securities as of the Record Date; and (2) a majority of the outstanding voting securities as of the Record Date that are not held by affiliated persons of the Company, which includes directors, officers, employees, and 5% stockholders. For purposes of this proposal, the 1940 Act defines “a majority of the outstanding voting securities” as: (1) 67% or more of the voting securities present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less. Abstentions and Broker Non-Votes will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY, WITH THE APPROVAL OF ITS BOARD OF DIRECTORS, TO SELL SHARES OF ITS COMMON STOCK AT A PRICE OR PRICES BELOW THE COMPANY’S THEN CURRENT NET ASSET VALUE PER SHARE IN ONE OR MORE OFFERINGS.

PROPOSAL IV: APPROVAL AUTHORIZING THE COMPANY TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE TO, CONVERT TO, OR PURCHASE THE COMPANY’S COMMON STOCK IN ONE OR MORE OFFERINGS

The Company’s board of directors believes it would be in the best interests of the Company and its stockholders to have the ability to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock, which may include convertible preferred stock and convertible debentures, under appropriate circumstances in connection with the capital raising and financing activities of the Company. Sections 18(d) and 61(a) of the 1940 Act restricts the ability of a BDC such as the Company to issue warrants, options or rights to subscribe to, convert to, or purchase voting securities of the Company. If warrants, options or rights are to be issued, the proposal must be approved by the stockholders of the BDC. Thus, the Company’s board of directors has approved and recommends to our stockholders for their approval a proposal to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock, which warrants, options or rights may or may not be accompanied by other securities of the Company.

If this proposal is approved, any issuances of warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock would be made in accordance with Section 61(a)(3) of the 1940 Act, pursuant to which we would be permitted to issue securities that may be converted into or exercised for shares of our common stock at a conversion or exercise price per share not less than our current market price at the date of issuance. This conversion or exercise price may, however, be less than our NAV per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock.

Background and Reasons

In order to provide the Company with maximum flexibility to raise capital, the Company is asking you to approve this proposal allowing the issuance of warrants or securities to subscribe for or convert into shares of its common stock to the extent required by Section 61(a) of the 1940 Act on such terms and conditions as the Company’s board of directors determines to be in the best interests of the Company and its stockholders.

Although the Company has no immediate plans to offer such warrants or securities, it is important to preserve its flexibility, especially given changing market conditions. The Company’s board of directors, including a majority of the board of directors who have no financial interest in this proposal and a majority of the independent directors, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval. Upon obtaining the requisite stockholder approval, the Company will comply with the conditions described below in connection with any financing undertaken pursuant to this proposal. See “Key Stockholder Considerations” below for a discussion of the risks of dilution.

Management and the Company’s board of directors have determined that it would be advantageous to the Company to have the ability to sell or otherwise issue warrants or securities to subscribe for or convert into shares of its common stock in connection with its financing and capital raising activities. The issuance of such securities may give the Company a cost-effective way to raise capital and is a common practice by corporations that are not BDCs. Such securities typically allow the purchasers thereof to participate in any increase in value of the issuer’s common stock.

As discussed above in Proposal III, the Company believes that changes in the U.S. capital markets have created a unique opportunity to invest at attractive risk-adjusted returns. However, generally negative economic conditions have also materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. These conditions could continue for a prolonged period of time or worsen in the future. As a result, the Company is seeking flexibility to raise additional capital by selling warrants or securities to subscribe for or convert into shares of its common stock so that it may take advantage of this opportunity.

While the Company has no immediate plans to issue any warrants or securities to subscribe for or convert into shares of its common stock, it is seeking stockholder approval now in order to provide flexibility for future issuances, which typically must be undertaken quickly. The final terms of any sale of such securities, including price, dividend or interest rates, exercise or conversion prices, voting rights, anti-dilution protections, redemption prices, maturity dates and similar matters will be determined by the Company’s board of directors at the time of issuance. Also, because the Company has no immediate plans to issue any such securities, it is impracticable to describe the transaction or transactions in which the securities would be issued. Instead, any transaction where the Company issues such securities, including the nature and amount of consideration that would be received by it at the time of issuance and the use of any such consideration, will be reviewed and approved by the Company’s board of directors at the time of issuance. If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of this proposal. Unlike Proposal III, the authority sought under this proposal has no expiration.

Conditions to Issuance

If the Company’s stockholders approve this proposal, it will only be able to issue warrants or securities to subscribe for or convert into shares of its common stock pursuant to such stockholder approval so long as the issuance of such securities meets the following conditions:

(1)      the exercise or conversion feature of the warrants, options or rights must expire within 10 years of issuance;

(2)      the exercise or conversion price for the warrants, options or rights must not be less than the current market value of the common stock at the date of the issuance of the warrants, options or rights; and

(3)      a majority of the Company’s directors who are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act shall have approved each individual issuance of warrants, options or rights and determined that each such issuance is in the best interests of the Company and its stockholders.

In addition, if such securities are accompanied by other securities when issued, the securities cannot be separately transferable unless no class of such securities and the other securities that accompany them has been publicly distributed.

Prior to the time of issuance, the Company’s board of directors may determine to issue warrants or securities to subscribe for or convert into shares of the Company’s common stock in a registered public offering or in a private placement either with or without an obligation to seek to register their resale at the request of the holders. The Company’s board of directors may also determine to use an underwriter or placement agent to assist in selling such securities if it concludes that doing so would assist in marketing such securities on favorable terms. Any such sale would be anticipated to result in a potential increase in the number of outstanding shares of the Company’s common stock. However, Section 61(a) of the 1940 Act limits the number of warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock that can be issued pursuant to this proposal. Specifically, the amount of voting securities that would result from the exercise or conversion of all of the Company’s warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock at the time of issuance shall not exceed 25% of the Company’s outstanding voting securities.

In addition, it is possible that the Company’s board of directors will authorize the issuance of warrants or securities to subscribe for or convert into shares of the Company’s common stock that contain anti-dilution protections, to the extent permissible under the 1940 Act, and that, as a result of such anti-dilution protections, the price at which such securities may be exercisable for or convertible into shares of the Company’s common stock may be adjusted to a price less than the current market value per share of the Company’s common stock or the NAV per share of the Company’s common stock at the time of such adjustment or at the time of their issuance.

Key Stockholder Considerations

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock and the expenses associated with such issuances on the NAV per outstanding share of the Company’s common stock. Because the exercise or conversion price per share at the time of exercise or conversion could be less than the NAV per share of our common stock at the time of exercise or conversion, and because we would incur expenses in connection with any such issuance of warrants or convertible debt, such exercise or conversion could result in a dilution of NAV per share of our common stock at the time of such exercise. Any exercise of warrants or securities to subscribe for or convert into shares of the Company’s common stock at an exercise or conversion price that is below NAV at the time of such exercise or conversion, would result in an immediate dilution to existing common stockholders. This dilution would include a reduction in NAV as a result of the proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. See “Key Stockholder Considerations” and “Example of Dilutive Effect of the Issuance of Shares Below NAV” in Proposal III.

The Company cannot state precisely the amount of any such dilution because it does not know at this time what number of shares of common stock would be issuable upon exercise or conversion of any such securities that are ultimately issued. Because the exercise or conversion price per share could be less than NAV at the time of exercise or conversion (including through the operation of anti-dilution protections) and because the Company would incur expenses in connection with any issuance of such securities, such issuance could result in a dilution of NAV at the time of exercise or conversion. The amount of any decrease in NAV is not predictable because it is not known at this time what the exercise or conversion price and NAV will be at the time of exercise or conversion or what number or amount (if any) of such securities will be issued. Such dilution, however, could be substantial.

This proposal does not limit the Company’s ability to issue securities to subscribe for or convert into shares of its common stock at an exercise or conversion price below NAV per share at the time of exercise or conversion (including through the operation of anti-dilution protections) so long as such issuance is within the 25% limitation set forth under Section 61(a) of the 1940 Act described above. The only requirement with respect to the exercise or conversion price is that it be not less than the greater of the market value per share of the Company’s common stock and the NAV per share of the Company’s common stock on the date of issuance.

The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is issued at a price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The board of directors of the Company will consider the potential dilutive effect of the issuance of warrants or securities to subscribe for or convert into shares of the Company’s common stock when considering whether to authorize any such issuance.

If this proposal is approved, no further authorization from stockholders will be solicited by the Company prior to the issuance of any warrants, options or rights to subscribe to, convert to, or purchase shares of common stock.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Meeting in person or by proxy. Abstentions and Broker Non-Votes have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE TO, CONVERT TO, OR PURCHASE THE COMPANY’S COMMON STOCK IN ONE OR MORE OFFERINGS.

OTHER BUSINESS

The board of directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies will vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in this Proxy Statement or presentation at the Meeting unless certain securities law requirements are met.

AVAILABLE INFORMATION

We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Room. This information will also be available free of charge by contacting us at Medley Capital Corporation, 375 Park Avenue, 33rd Floor, New York, NY 10152, by telephone at (212) 759-0777, or on our website at http://www.medleycapitalcorp.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.  The Company expects that the 2013 Annual Meeting of Stockholders will be held in February 2013, but the exact date, time, and location of that meeting have yet to be determined.  A stockholder who intends to present a proposal at that annual meeting, including the nomination of a director, must submit the proposal in writing to Richard T. Allorto, Jr., Secretary, Medley Capital Corporation, at its address of 375 Park Avenue, 33rd Floor, New York, New York 10152, and the proposal should be received by the Company between July 10, 2012 and 5:00 p.m. Eastern Time on September 8, 2012.  In the event that the date of that annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the Meeting, a timely notice by the stockholder must be delivered not later than the close of business on the later of the ninetieth (90th) day prior to that annual meeting or the fifteenth (15th) day following the day on which public announcement of the date of that annual meeting is first made.  If the stockholder is not seeking inclusion of a proposal in the Company’s proxy statement for that annual meeting, timely notice consists of the stockholder’s notice delivered to or mailed and received at the Company's address not less than ninety (90) days prior to the date of that annual meeting.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee Chairman. Complaints may be submitted on an anonymous basis.

The Chief Compliance Officer may be contacted at:

Chief Compliance Officer
Medley Capital Corporation
375 Park Avenue, 33rd Floor
New York, New York 10152

The Audit Committee Chairman may be contacted at:

John E. Mack
Audit Committee Chair
Medley Capital Corporation
375 Park Avenue, 33rd Floor
New York, New York 10152

You are cordially invited to attend the 2012 Annual Meeting of Stockholders in person. Whether or not you plan to attend the Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or to vote by telephone or through the Internet.

Online Access to Annual Reports on Form 10-K and Proxy Statements

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for our fiscal year ended September 30, 2011 are available at www.medleycapitalcorp.com.  Instead of receiving future copies of the proxy statement and Annual Report on Form 10-K by mail, you may, by following the applicable procedures described below, elect to receive these documents electronically, in which case you will receive an e-mail with a link to these documents.

Stockholders of Record: You may elect to receive proxy materials electronically next year in place of printed materials by logging on to www.virtualshareholdermeeting.com/MCC2012 and entering your control number, which you can locate on the accompanying proxy card. By doing so, you will save the Company printing and mailing expenses, reduce the impact on the environment and obtain immediate access to the Annual Report on Form 10-K, proxy statement and voting form when they become available.

Beneficial Stockholders: If you hold your shares through a broker, bank or other holder of record, you may also have the opportunity to receive copies of the Proxy Statement and Annual Report on Form 10-K electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other holder of record regarding the availability of this service or contact the broker, bank or other holder of record through which you hold your shares and inquire about the availability of such an option for you.

If you elect to receive your materials via the Internet, you can still request paper copies by leaving a message with Investor Relations at 212-759-0777 or by sending an e-mail to rallorto@medleycapital.com.

Householding of Proxy Materials

In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless any of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials, but would like to request a separate copy of these materials, please contact Broadridge by calling 800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, you may also contact Broadridge if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

By Order of the Board of Directors

/s/ Brook Taube
Chairman and Chief Executive Officer

New York, New York
January 3, 2012

PRIVACY NOTICE

We are committed to maintaining the privacy of our stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any non-public personal information relating to our stockholders, although certain non-public personal information of our stockholders may become available to us. We do not disclose any non-public personal information about our stockholders or former stockholders to anyone, except as permitted by law, or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third party administrator).

We restrict access to non-public personal information about our stockholders to employees of our investment adviser and its affiliates with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the non-public personal information of our stockholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MEDLEY CAPITAL CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 17, 2012

The undersigned stockholder of Medley Capital Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Brook Taube and Richard T. Allorto, Jr., and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, February 17, 2012, at 10:00 a.m., Eastern Time. You can attend the Meeting online, vote your shares electronically and submit questions during the Meeting, by visiting www.virtualshareholdermeeting.com/MCC2012, and at all postponements or adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposal 2 and in the discretion of the proxies with respect to matters described in Proposals 1, 3 and 4.

Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS
MEDLEY CAPITAL CORPORATION.
FEBRUARY 17, 2012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Medley Capital Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Medley Capital Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

1. The election of each of the following persons (except as marked to the contrary) as a director, who will each serve as director of Medley Capital Corporation until 2015, or until his successor is duly elected and qualified.
	FOR	WITHHOLD AUTHORITY	NOMINEE
	☐	☐	Andrew Fentress

	☐	☐	Richard A. Dorfman

2. The ratification of appointment of Ernst & Young LLP as the independent registered public accounting firm for Medley Capital Corporation for the fiscal year ending September 30, 2012.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3. To approve authorization of Medley Capital Corporation, with the approval of its board of directors, to sell shares of its common stock at a price or prices below Medley Capital Corporation’s then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement (including, without limitation, that the number of shares issued does not exceed 25% of Medley Capital Corporation’s then outstanding common stock).
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

4. To approve authorization of Medley Capital Corporation to issue securities to subscribe to, convert to, or purchase shares of Medley Capital Corporation’s common stock in one or more offerings.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

5. To vote upon such other business as may properly come before the Meeting or any postponement or adjournment thereof.

IMPORTANT: Please sign your names exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE	DATE	SIGNATURE	DATE

IF HELD JOINTLY